Registration No. 333-______
__________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________

CRANE CO.
(Exact name of registrant as specified in its charter)

	Delaware		 		13-1952290
(State or other jurisdiction of
incorporation or organization)      (I.R.S. Employer
						Identification No.)

100 First Stamford Place
Stamford, Connecticut					  06902
(Address of principal executive offices)		(Zip Code)

CRANE CO. UNION EMPLOYEES' SAVINGS AND INVESTMENT PLAN
(Full title of the plan)

Augustus I. duPont
Vice President, General Counsel and Secretary
Crane Co.
100 First Stamford Place
Stamford, Connecticut  06902
(Name and address of agent for service)

(203) 363-7300
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of
securities
to be
registered


Amount to
be
registered
Proposed
maximum
offering
price
per share
Proposed
maximum
aggregate
offering
price
Amount of
reg-
istration
fee
Common Stock,
par value
$1.00 per
share

50,000
shares(1)
$26.75(2)
$1,337,500
$405.30

	(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Crane Co. Union Employees' Savings and Investment Plan.
	(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low trading prices for the Registrant's Common Stock on
April 27, 2000, as reported the New York Stock Exchange Composite
Tape.
__________________________________________________________________

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

	The following documents filed by the Registrant or the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), are incorporated by reference into this Registration Statement:

	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 1-1657).

	All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since
December 31, 1999.

	The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act, including all amendments and reports updating such description.

	All documents filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration
Statement or by any document which constitutes part of the prospectus relating to the Crane Co. Union
Employees' Savings and Investment Plan meeting the requirements of Section 10(a) of the Securities Act.


Item 4.	Description of Securities.

	The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


Item 5.	Interests of Named Experts and Counsel

The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Registrant by Augustus I. duPont, Vice President, General
Counsel and Secretary of the Registrant.  As of March 31,
2000, Mr. duPont beneficially owned 73,177 shares of the Registrant's Common Stock and held options to purchase
239,234 shares of the Registrant's Common Stock.

Item 6.	Indemnification of Directors and Officers.

	Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

	Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if it is determined that he acted in accordance with the applicable standard of conduct set forth in Article X.
Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article X.

	The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

	The Company has entered into agreement with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or By-Laws.


Item 7.	Exemption from Registration Claimed.

	None.

Item 8.	Exhibits.

	The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.				Description

4.1	Certificate of Incorporation of the
Registrant (incorporated by reference to
Exhibit 3.1 to the Registrant's Annual
Report on Form 10-K for the year ended
December 31, 1999).

4.2	By-Laws of the Registrant (incorporated
by reference to Exhibit 3.2 to the
Registrant's Annual Report on Form 10-K
for the year ended December 31, 1999).

5.1	Opinion of Augustus I. duPont, Esq.
regarding the legality of the shares
being registered hereunder (filed
herewith).

23.1	Consent of Deloitte & Touche LLP (filed
herewith).

23.2	Consent of Augustus I. duPont, Esq.
(included in the Opinion filed as Exhibit
5.1).

24.1	Power of Attorney (set forth on the
signature page of this Registration
Statement).

The Registrant hereby undertakes to submit the Crane
Co. Union Employees' Savings and Investment Plan and any amendment thereto to the Internal Revenue Service (the
"IRS") in a timely manner and to make all changes required by the IRS to qualify such plan.

Item 9.  Undertakings.

	(a)  The undersigned Registrant hereby
undertakes:

	(1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

		    (i)  To include any prospectus
required by Section 10(a)(3) of the
Securities Act;

		   (ii)  To reflect in the
prospectus any facts or events arising
after the effective date of the
Registration Statement (or the most
recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement;

		  (iii)  To include any material
information with respect to the plan of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

	(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)  The undersigned Registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	* * *

	(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, the State of Connecticut, on this 10th day of April, 2000.


							CRANE CO.


								By: /s/ R. S. Evans
 							R. S. Evans
								Chairman of the
Board and Chief Executive
								Officer

	We, the undersigned directors and officers of Crane
Co., do hereby constitute and appoint Augustus I. duPont and Thomas J. Ungerland, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities
Act and any rules, regulations and requirements of the Commission, in connection with this Registration
Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


Signature
	Capacity
	Date


/s/ R. S. Evans
R. S. Evans
Chairman of the
Board, Chief
Executive Officer
and a Director

April 10, 2000
/s/ Eric C. Fast
Eric C. Fast


President and Chief
Operating Officer
and a Director

April 10, 2000
/s/ Thomas M.
Noonan
Thomas M. Noonan


Vice President,
Controller and Chief
Tax Officer
(Principal
Accounting Officer)
April 10, 2000


/s/ Michael L.
Raithel_________
Michael L. Raithel
Vice President
- Finance and
Chief
Financial
Officer
(Principal
Financial
Officer)

April 10, 2000
/s/ E. Thayer Bigelow, Jr.
E. Thayer Bigelow, Jr.


Director
April 10, 2000

/s/ R. S. Forte

Richard S. Forte


Director
April 10, 2000
/s/ Dorsey R. Gardner
Dorsey R. Gardner


Director

April 10, 2000
/s/John J. Lee
John J. Lee


Director
April 10, 2000
____________________________
William E. Lipner


Director
April 10, 2000
/s/ Dwight C. Minton
Dwight C. Minton


Director
April 10, 2000
/s/ Charles J. Queenan, Jr.
Charles J. Queenan, Jr.


Director
April 10, 2000
/s/ James L. L. Tullis
James L. L. Tullis
Director

April 10, 2000


	Pursuant to the requirements of the Securities Act of 1933, the administrator of the Crane Co. Union
Employees' Savings and Investment Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, the State of Connecticut, on April 10,
2000.

Crane Co. Union Employees' Savings and Investment Plan

					By:/s/ A. I. duPont
					Augustus I. duPont
					Member of the Administrative
					Committee for the Crane
					Companies Savings Plans


	EXHIBIT INDEX



	Exhibit No.
	Description


4.1
Certificate of Incorporation of
the Registrant (incorporated by
reference to Exhibit 3.1 to the
Registrant's Annual Report on
Form 10-K for the year ended
December 31, 1999).


4.2
By-Laws of the Registrant
(incorporated by reference to
Exhibit 3.2 to the Registrant's
Annual Report on Form 10-K for
the year ended December 31,
1999).


5.1

Opinion of Augustus I. duPont,
Esq. regarding the legality of
the shares being registered
hereunder (filed herewith).



23.1
Consent of Deloitte & Touche
LLP (filed herewith).


23.2
Consent of Augustus I. duPont,
Esq. (included in the Opinion
filed as Exhibit 5.1).


24.1
Power of Attorney (set forth on
the signature page of this
Registration Statement).











Exhibit 5.1

April 28, 2000

Crane Co.
100 First Stamford Place
Stamford, CT 06902

Gentlemen:

	Reference is made to the Registration Statement on Form S-8 to be filed contemporaneously herewith under the Securities Act of 1933 by Crane Co. (the "Registrant") relating to 50,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Registrant to be issued from time to time under the Crane Co.
Union Employees' Savings and Investment Plan (the "Plan").

	The undersigned has examined the originals, certified copies or copies otherwise identified to his satisfaction as being true copies of the Plan and such other documents as he has deemed necessary or appropriate for purposes of this opinion. Based on the foregoing, the undersigned is of the opinion that the 50,000 shares of Common stock to be issued under the Plan, when issued under the terms of the Plan, will be legally and validly issued, fully paid and non-assessable.

	The undersigned is the Vice President, General Counsel and Secretary of the Registrant and as of March 31, 2000 beneficially owned 73,177 shares of the Registrant's Common Stock and held options to purchase 239,234 shares of the Registrant's Common Stock. The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement.

							Very truly yours,


							Augustus I. duPont


Exhibit 23.1




INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in the Registration
Statement of Crane Co. on Form S-8 of our report dated
January 20,2000 incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

Stamford, Connecticut
April 28, 2000